Exhibit 10.7

        ACKNOWLEDGMENT, WAIVER AND AMENDMENT NO. 1 TO THE SECOND AMENDED
                AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT


         This ACKNOWLEDGMENT, WAIVER AND AMENDMENT NO. 1 ("Amendment") TO THE SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT is made as of March 30, 2001 by and among IBM Credit Corporation, a Delaware corporation, ("IBM Credit"), IBM Financing, a division of IBM Canada Limited ("IBM Canada") (each a "Lender" and jointly the "Lenders"), Applied Digital Solutions, Inc.,
("USA Customer") and Ground Effects Ltd. (the "Canadian Customers") (USA Customer and Canadian Customer are each referred to herein as a "Customer" or, collectively, the "Customers").

                                    RECITALS

         WHEREAS, Customers and Lenders have entered into that certain Second Amended and Restated Term and Revolving Credit Agreement dated as of October 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

         WHEREAS, based on the Financial Statements provided by USA Customer for the fiscal year ending December 31, 2000, Customers (a) are in default of one or more of its financial covenants contained in the Agreement and (b) have been in default of other terms and conditions of the Agreement (as more specifically explained in Section 2 hereof); and

         WHEREAS, Lenders are willing to waive such defaults subject to the conditions set forth below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.        Definitions.      All capitalized terms not otherwise  defined
herein shall have the respective meanings set forth in the Agreement.

Section 2.        Acknowledgment.

         (A) Each Customer acknowledges that the financial covenants set forth in Attachment A to the Agreement are applicable to the financial results of Customers for the fiscal year ending December 31, 2000, and Customers were required to maintain such financial covenants at all times. Each Customer further acknowledges that the actual attainment, for the fiscal year ending on December 31, 2000, for the financial covenant listed below, based on the Financial Statements, was as follows:

                                                      Covenant              Covenant
           Covenant                                   Requirement           Actual
           --------------------------------------     ----------------      ----------------
(i)        Tangible Net Worth                         ($11,750,000.00)      ($56,820,000.00)

(ii)       Current Assets to Current Liabilities      1.0:1.0               1.30:1.0

(iii)      Minimum EBITDA with no Net Loss after      $6,100,000.00         ($15,062,700.00)
           Tax in more than two consecutive
           quarters


         (B) In addition, each Customer acknowledges that the following defaults occurred:


        Term                               Requirement                            Default
     -----------------------------      ---------------------------------      -------------------------
(a)  Unpaid Shortfall  Amount           As defined in Section                  Unpaid    Shortfall    of
                                        2.7 of the Agreement                   $3,988,000.00

(b)  Collateral Management Reports      As required in Section 7.1 (I) of      Month ending 12/31/00
                                        the Agreement                          received late and months
                                                                               ending 01/31/01 and
                                                                               02/28/01 not received

(c)  Financial Reports                  As required in Section 7.1 (A) of      Fiscal year ending
                                        the Agreement                          12/31/00 received late


Section 3. Waivers to Agreement. Subject to the conditions set forth in Section 5 hereof, Lenders hereby waive the default of Customers under the terms of the Agreement to the extent such default is set forth in Section 2 hereof.

Section 4. Amendment. The Agreement is hereby amended as follows:

          A. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

(a) USA R/C Finance Charge is increased from Base Rate plus 2.75% to Base Rate plus 3.25%;

(b) Term Loan A Finance Charge is increased from Base Rate plus 3.50% to Base Rate plus 4.00%;

(c) Canadian R/C Finance Charge is increased from Base Rate plus 1.17% to Base Rate plus 1.67%;

(d) Term Loan C Finance Charge is increased from Base Rate plus 1.17% to Base Rate plus 1.67%;

(e) Credit Line is decreased from Sixty Seven Million Two Hundred Sixty Thousand Dollars ($67,260,000) to Fifty Three Million Three Hundred Fifty Five Thousand Dollars ($53,355,000);


(f) USA Credit Line is decreased from Sixty Three Million Four Hundred Five Thousand Dollars ($63,405,000) to Forty Nine Million Five Hundred Thousand Dollars ($49,500,000);

(g) Shortfall Transaction Fee is increased from Shortfall Amount multiplied by 0.30% to Shortfall Amount multiplied by 0.50%;

(h) Section III of the Attachment A is hereby amended by deleting section (i) thereof in its entirety and substituting, in lieu thereof, the following section (i):

     Covenant                           Covenant Requirement
     ----------------------------       ----------------------------------

(i)  Tangible Net Worth                 As of the following dates not less than:

                                        03/31/01                ($57,000,000.00)
                                        06/30/01                ($47,000,000.00)
                                        09/30/01                ($35,000,000.00)
                                        12/31/01                ($34,500,000.00)
                                        03/31/02                ($20,000,000.00)

(i)  Section III  of  the  Attachment A  is  hereby  amended by deleting section
     (ii) thereof in its entirety  and   substituting,  in  lieu   thereof,  the
     following section (ii):

(ii) Current Assets to Current          As of the following dates greater than:
     Liabilities

                                        03/31/01                1.45:1.00
                                        06/30/01                0.60:1.00
                                        09/31/01                0.80:1.00
                                        12/31/01                0.80:1.00
                                        03/31/02                1.00:1.00

(j) Section III of the Attachment A is hereby amended by deleting section (iii) thereof in its entirety and substituting, in lieu thereof, the following section (iii):

(iii) Minimum EBITDA (calculated on     As of the following dates not less than:
      a cumulative annualized basis)

                                        03/31/01               ($  4,700,000.00)
                                        06/30/01                $  5,000,000.00
                                        09/30/01                $  7,000,000.00
                                        12/31/01                $ 11,000,000.00
                                        03/31/02                 $10,000,000.00

         B. Section 1 of the Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following definition of "Maximum Permitted Shortfall Amount":

         "`Maximum Permitted Shortfall Amount': at the time of determination, any Shortfall Amount equal to or less than (i) from the effective date of this Amendment to and including March 31, 2001, Nine Million Dollars ($9,000,000),
(ii) from April 1, 2001 to and including April 30, 2001, Eight Million Five Hundred Thousand Dollars ($8,500,000), (iii) from May 1, 2001 to and including May 31, 2001, Seven Million Five Hundred Thousand Dollars ($7,500,000), (iv) from June 1, 2001 to and including June 30, 2001, Six Million Five Hundred Thousand Dollars ($6,500,000), (v) from July 1, 2001 to and including July 31, 2001, Four Million Dollars ($4,000,000), (vi) from August 1, 2001 to and including August 31, 2001, One Million Five Hundred Thousand Dollars ($1,500,000), (vii) from September 1, 2001 to and including September 30, 2001, Eight Million Six Hundred Thousand Dollars ($8,600,000), (viii) from October 1, 2001 to and including October 31, 2001, Five Million Six Hundred Thousand Dollars ($5,600,000), (ix) from November 1, 2001 to and including November 30, 2001, Eight Million Five Hundred Thousand Dollars ($8,500,000), (x) from December 1, 2001 to and including December 31, 2001, Seven Million Dollars

($7,000,000), (xi) from January 1, 2002 to and including March 31, 2002, Two Million Dollars ($2,000,000), and (xii) thereafter, Zero Dollars ($0)."

         C. Section 2.3 (C) of the Agreement is hereby  amended by deleting this section in its entirety and substituting, in lieu thereof, the following:

         "(C) USA Customer shall, within three (3) Business Days of the date of receipt of the Net Cash Proceeds by the USA Customer or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets (other than the sale by any Customer or any Subsidiary of inventory in the ordinary course of business) of the USA Customer or any Subsidiary pay an amount equal to One Hundred Percent (100%) of such Net Cash Proceeds to pay (i) an aggregate principal amount of the Outstanding Term Loan A, or (ii) in the event there is no Outstanding Term Loan A, any unpaid Shortfall Amount, or (iii) in the event there is no unpaid Shortfall Amount, the oldest R/C Advance owed by USA Customer to IBM Credit. Notwithstanding the previous sentence, Net Cash Proceeds received from the sale, transfer or other disposition of a minority of USA Customer's interest in Digital Angel Corporation and payable to IBM Credit hereunder shall be limited to Eighteen Million Dollars ($18,000,000)."

         D. Section 7.1 (C) of the Agreement is hereby  amended by deleting this section in its entirety and substituting, in lieu thereof, the following:

         "(C) as soon as available and in any event within thirty five (35) days after the end of each fiscal month of USA Customer, USA Customer's internally generated consolidated and consolidating balance sheets and income statements, prepared in accordance with GAAP (subject to normal year-end audit adjustments and except for the absence of consolidated statements of cash flows and of shareholders' equity and except for the absence of footnotes) and reflecting any loans to or from any Customer or Guarantor;"

         E. Section  7.1(I) of the Agreement is hereby  amended by deleting this section in its entirety and substituting, in lieu thereof, the following:

         "(I) by the thirty fifth (35th) day of each month, or as otherwise agreed in writing, a Collateral Management Report as of a date no earlier than the last day of the immediately preceding month;"

         F. Section 9.1 of the Agreement is hereby amended by inserting immediately following subsection 9.1(G), the following new subsection 9.1(H) and by realphabetizing the two subsections immediately following to 9.1(I) and 9.1(J) respectively:

         "(H) by the tenth (10th) day of each month, a certificate of the chief executive officer or chief financial officer of USA Customer specifying that neither USA Customer nor any Domestic Subsidiary is in default of its lease in real property and that all rental and other payments have been made to lessor according to the terms of each lease agreement.

         G. Section 9.1 of the Agreement is hereby amended by inserting immediately following realphabetized subsection 9.1 (J), the following new subsection 9.1 (K) and by realphabetizing the three subsections immediately following to 9.1 (L), 9.1(M) and 9.1 (N) respectively:

         "(K) The failure of USA Customer to immediately pay any Shortfall Amount in excess of Maximum Permitted Shortfall Amount;"

         H. The Agreement is hereby amended by deleting Exhibit 2.3.1 in its entirety and substituting, in lieu thereof, the Exhibit 2.3.1 attached hereto.

         I. The Agreement is hereby amended by deleting Exhibit 8.5 in its entirety and substituting, in lieu thereof, the Exhibit 8.5 attached hereto.

         J. The Agreement is hereby amended by deleting Exhibit 8.12 in its entirety and substituting, in lieu thereof, the Exhibit 8.12 attached hereto.

Section 5. Post Closing. USA Customer agrees it shall provide to IBM Credit the following reports and documents and, in the event such action does not occur to the satisfaction of IBM Credit within the time periods set forth below, such noncompliance with this Section 5 shall constitute an immediate Event of Default under the Agreement :

         (i) on or prior to April 2, 2001, the term sheet for the private equity placement of Digital Angel Corporation in form and substance satisfactory to IBM Credit together with the confirmation by the USA Customer that its also has been circulated in the investment community;
         (ii) on or prior to April 16, 2001, the Collateral Management Reports as of the month ending January 31, 2001 and February 28, 2001; and
         (iii) on or prior to April 16, 2001, the Financial Statements and other documents required pursuant to Section 7.1 (A).

Customers agree to provide any evidence reasonably requested by IBM Credit that any of the items requested hereunder have been duly authorized and are legal, valid, binding and enforceable.

Section  6.  Conditions  to  Effectiveness  of  Waiver.  The waiver set forth in
Section 3 hereof shall become effective upon the receipt by IBM Credit from Customers of (i) this Amendment executed by each Customer and each Lender, and
(ii) a waiver fee, in immediately available funds, equal to Three Hundred Seventy Five Thousand Dollars ($375,000). Such waiver fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge Customers.

Section 7. Success Fee. USA Customer shall pay to IBM Credit a fee of Three Million Dollars ($3,000,000), in immediately available funds, on January 10, 2002 if any Subsequent Financing shall have occurred on or prior to that date. For the purposes of this Section 7, the following terms have the following meanings: "Subsequent Financing" shall mean any issuance by Digital Angel Corporation (or any successor thereto or transferee or assignee of substantially all of the assets of Digital Angel Corporation) of Convertible Securities or
Common Stock from the date of this Amendment until January 10, 2002; "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock; "Common Stock" shall mean the common shares of Digital Angel Corporation (or any successor thereto or transferee or assignee of substantially all of the assets of Digital Angel Corporation). Failure to comply with this
Section 7 shall constitute an Event of Default under the Agreement

Section 8. Rights and Remedies. Except to the extent specifically waived herein, Lenders reserve any and all rights and remedies that Lenders now have or may have in the future with respect to Customers, including any and all rights or remedies which it may have in the future as a result of Customers' failure to comply with their financial covenants to Lenders. Except to the extent specifically waived herein neither this Amendment, any of Lenders' actions or Lenders' failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 9. Stock Options. USA Customer shall deliver to IBM Credit all proceeds it receives from any stock options for USA Customer stock exercised by Richard Sullivan, Jerome Artigliere and/or Mercedes Walton during the term of Agreement to pay (i) an aggregate principal amount of the Outstanding Term Loan A, or (ii) in the event there is no Outstanding Term Loan A, any unpaid Shortfall Amount, or (iii) in the event there is no unpaid Shortfall Amount, the oldest R/C Advance owed by USA Customer to IBM Credit.

Section 10. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of such Customer, and is not subject to any claims, offsets or defense.

Section 11. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

Section 13. RELEASE OF CLAIMS. TO INDUCE IBM CREDIT TO ENTER INTO THIS AMENDMENT, EACH CUSTOMER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES IBM CREDIT AND IBM CREDIT'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS OF ANY KIND (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, LIQUIDATED OR UNLIQUIDATED, AT LAW OR IN EQUITY, THAT ANY ONE OR MORE OF THEM NOW HAVE OR EVER HAVE HAD AGAINST IBM CREDIT, WHETHER ARISING UNDER OR IN CONNECTION WITH THE AGREEMENT, THIS AMENDMENT OR OTHERWISE.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION                   IBM FINANCING, A DIVISION OF IBM CANADA
                                         LIMITED

By: /s/ John M. White                    By: /s/ Randy White

Print Name: John M. White                Print Name: Randy White

Title: Director of Global                Title: Manager, Commercial Financing
       Credit Operations

APPLIED DIGITAL SOLUTIONS, INC.          GROUND EFFECTS LTD.

By: /s/ Jerome C. Artigliere             By: /s/ James Scott

Print Name: Jerome C. Artigliere         Print Name: James Scott

Title: Senior Vice President             Title: President

                                 EXHIBIT 2.3.1

                                   Term Loan A

Term  Loan  A   Commitment:   Twenty  Five   Million   United   States   Dollars
(U.S.$25,000,000)

Term Loan A Finance Charge:  as set forth in Attachment A

Term Loan A Stated Maturity Date:  May 25, 2002.

Term Loan A Repayment Schedule: The principal amount of Term Loan A shall be amortized over six years and shall be payable by USA Customer at the end of each calendar quarter, provided that all unpaid principal of such Term Loan A shall be paid in full on the Term Loan A Stated Maturity Date. Notwithstanding the foregoing, USA Customer shall have no obligation to pay the principal amount due on April 1, 2001 (the "April Principal Amount") until July 1, 2001. USA Customer shall pay the April Principal Amount together with the next principal payment due on July 1, 2001 .

                                  EXHIBIT 8.5
                              (Permitted Payments)

Provided that no Event of Default has occurred and is continuing and provided further, that the effect of any payment hereunder is not likely to have a Material Adverse Effect:

         (a) the USA Customer may acquire, in exchange for its capital stock, or in accordance with the terms of agreements in place at the execution of this Agreement, the remaining equity interests in Subsidiaries which are not wholly owned by the USA Customer, all as set forth in Exhibit A attached hereto;

         (b) the USA Customer, in exchange for its capital stock, may make certain "earnout" payments at the times and upon satisfaction of the earnings targets set forth in Exhibit B attached hereto;

         (c) the USA Customer, in exchange for its capital stock, may pay certain "price protection" payments, all as set forth on Exhibit C attached hereto; and

         (d) any Subsidiary may declare and pay cash dividends, to the extent permitted under the provisions of the Stock Pledge Agreement.

         In addition, upon the prior written consent by IBM Credit, the USA Customer may make distributions of up to $6 million in cash to the holders of the Series C Preferred Stock (the "Preferred Stockholders") upon the exercise by the Preferred Stockholders of their rights upon the occurrence of the following events:

     (i) trading of the shares of common stock of the USA Customer has been suspended for a period of 5 consecutive trading days or for any 30 non-consecutive trading days during a 365 day period;
     (ii) a suspension of the effectiveness of the Registration Statement, as defined in the Certificate of Designation of the Series C Convertible Preferred Stock (the "Certificate of Designation"), or the use of the Registration Statement for any 30 trading days in any 365 day period;
     (iii) failure of the shares of USA Customer's common stock to be listed on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market System for a period of 10 consecutive trading days or any 30 non-consecutive trading days during a 365 day period;
     (iv) failure to deliver shares of USA Customer's common stock upon a conversion notice or as otherwise provided in section B.(3)(d)(iv) of the Certificate of Designation;
     (v) the USA Customer shall have failed to obtain Stockholder Approval if such Stockholder Approval would then be required to permit the conversion of the then outstanding shares of Preferred Stock and the exercise of the outstanding Warrants, as set forth in section B.(3)(d)(v) of the Certificate of Designation; and
     (vi) failure to have the Registration Statement declared effective within 180 days after the issuance of the Preferred Stock.

                                 EXHIBIT 8.12
                                (Permitted Loans)


         All loans existing, as of March 29, 2001, to directors, officers, employees, and shareholders, of any Customer or Subsidiary.

                        ATTACHMENT A ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                      ("AGREEMENT") DATED October 17, 2000

Customers' Names:          USA Customer - Applied Digital Solutions, Inc.
                           Canadian Customer- Ground Effects Ltd.

Effective Date of this Attachment A:  March 30, 2001

I.   Fees, Rates and Repayment Terms:

         (A)    Credit Line: Fifty   Three Million  Three  Hundred  Fifty   Five
                Thousand Dollars ($53,355,000);

                (i)  USA Credit Line:        Forty Nine Million Five Hundred
                                             Thousand Dollars ($49,500,000)

                (ii)  Canadian Credit Line:  Five Million Six Hundred Twenty
                                             Eight Thousand Canadian Dollars
                                             (CND$5,628,000 or when converted to
                                             US$3,855,000) of which Two Hundred
                                             Thousand Canadian Dollars
                                             (CND$200,000) is reserved for the
                                             repayment drawn under the Letter of
                                             Credit;
         (B)   Borrowing Base:

               (i) 75% of the amount of the Customer's Accounts net of all applicable reserves as of the date of determination as reflected in the Customer's most recent monthly internal financial statement .

               (ii) 45% of  Unencumbered  Inventory

               (iii) 100% of  Approved Inventory

         (C)   Collateral Insurance Amount: Twenty Five Million ($25,000,000.00)

         (D)   Finance Charges:

               (I)  Cash  Advance Charge:

                           A)       USA R/C Finance Charge Base Rate plus 3.25%
                           B)       Term  Loan A Finance  Charge  Base Rate plus
                                    4.00%
                           C)       Canadian  R/C Finance  Charge Base Rate plus
                                    1.67%
                           D)       Term  Loan C Finance  Charge  Base Rate plus
                                    1.67%
                (II)  Delinquency Fee Rate:
                (i)    USA:       Base Rate plus 6.00%
                (ii)   Canadian:  Base Rate plus 4.00%


                (III) Shortfall Transaction Fee: Shortfall Amount multiplied by 0.50%

                (IV)   Other Charges:
                            Annual Facility Fee:    $  85,000.00 payable on each
                                                    anniversary of the   Closing
                                                    Date of  the Second  Amended
                                                    and   Restated   Term    and
                                                    Revolving Credit Agreement

                        ATTACHMENT A, ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                                 ("AGREEMENT")


II.   Bank Account

Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):


               Name of Bank:            Key Bank, N.A.
               Address:                 One Canal Plaza
                                        Portland, Maine 04101
               Telecopy:                207-874-7220
               Lockbox Address:         See Contingent Lockbox Account Agreement
                                        dated as of March 9, 2001
               Special Account #:       See Contingent Lockbox Account Agreement
                                        dated as of March 9, 2001

                        ATTACHMENT A ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                                 ("AGREEMENT")


III.   Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

         "Consolidated Earnings before Income Taxes" shall be defined as consolidated income before provision for income taxes, minority interest and extraordinary items as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

         "Current" shall mean within the ongoing twelve month period.

         "Current Assets" shall mean assets that are cash or expected to become cash within the ongoing twelve months.

         "Current Liabilities" shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period.

         "EBITDA" shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Earnings before Income Taxes of Customer for such period, caluclated on a cumulative, annualized basis, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Earnings before Income Taxes: (i) Interest Income and Interest Expense for such period; (ii) depreciation and amortization of tangible and intangible assets of Customer for such period; and (iii) the Bostek litigation, which is to be included in the 6/30/01 EBITDA caluclation.

         "Fixed Charges" shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made), (ii) Interest Expense, (iii) capital expenditures
         (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

         "Fixed Charge Coverage Ratio" shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to (ii) Fixed Charges.

         "Interest Expense" shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

         "Interest   Income"   shall  mean,   for  any  period,   the  aggregate
         consolidated interest income of Customer during such period determined on a consolidated basis in accordance with GAAP.

         "Long Term" shall mean beyond the ongoing twelve month period.

         "Long Term Assets" shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

                        ATTACHMENT A ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                                 ("AGREEMENT")

         "Long Term Debt" shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

         "Net Profit/Loss after Tax" shall mean Revenue plus all other income, minus all costs, including applicable taxes.

         "Revenue" shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

         "Subordinated Debt" shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

         "Tangible Net Worth" shall mean:

              Total Net Worth minus;

                  (a) goodwill,  intangible  assets,  prepaid expenses and other
                  current and non-current  assets as   identified  in Customer's
                  financial statements; and

                  (b) all    accounts  receivable   from   employees,  officers,
                  directors, stockholders and affiliates;                   and

                  (c) all callable/redeemable preferred stock.

         "Total Assets" shall mean the total of Current Assets and Long Term Assets.

         "Total  Liabilities"  shall mean the Current  Liabilities and Long Term
         Debt  less   Subordinated   Debt,   resulting   from  past  or  current
         transactions, that require settlement in the future.

         "Total Net Worth" (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

         "Working Capital" shall mean Current Assets minus Current Liabilities.

                        ATTACHMENT A ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                                 ("AGREEMENT")


USA Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

Compliance with the covenants set forth below will be based on the consolidated financial statements of USA Customer.

                                              Covenant
         Covenant                             Requirement
         --------------------------           ----------------------------------
(i)      Tangible Net Worth                   As of the following dates not less
                                              than:

                                              03/31/01             ($57,000,000)
                                              06/30/01             ($47,000,000)
                                              09/30/01             ($35,000,000)
                                              12/31/01             ($34,500,000)
                                              03/31/02             ($20,000,000)

(ii)     Current Assets to Current            As of the following dates greater
         Liabilities                          than:

                                              03/31/01             1.45:1.00
                                              06/30/01             0.60:1.00
                                              09/31/01             0.80:1.00
                                              12/31/01             0.80:1.00
                                              03/31/02             1.00:1.00

(iii)    Minimum EBITDA (calculated on a      As of the following dates not less
         cumulative, annualized basis)        than:

                                              03/31/01             ($ 4,700,000)
                                              06/30/01              $  5,000,000
                                              09/30/01              $  7,000,000
                                              12/31/01              $ 11,000,000
                                              03/31/02              $ 10,000,000

                        ATTACHMENT A ("ATTACHMENT A") TO
         SECOND AMENDED AND RESTATED TERM AND REVOLVING CREDIT AGREEMENT
                                 ("AGREEMENT")




IV.  Additional Conditions Precedent Pursuant to Section 5.1 of the Agreement:


     o    Executed Contingent Blocked Account Amendment;

     o A Certificate of Location of Collateral whereby the Customer certifies where each Customer and Domestic Subsidiaries presently keeps or sells inventory, equipment and other tangible Collateral;

     o Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit;

     o    A copy of an all-risk  insurance  certificate  pursuant to Section 7.8
          (B) of the Agreement.








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